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                                                                      EXHIBIT 22

                       SUBSIDIARIES OF ASHLAND COAL, INC.

     The following is a complete list of the subsidiaries of Ashland Coal, Inc., a Delaware corporation:

                                                                                JURISDICTION OF
                                     NAME                                        INCORPORATION
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
A. B. & H. Processing, Inc.....................................................  Kentucky
Allegheny Land Company.........................................................  Delaware
Allegheny Land Company No. 2...................................................  Delaware
Ashland Coal International, Ltd................................................  Barbados
Ashland Coal Sales (Ohio), Inc.................................................  Delaware
Ashland Terminal, Inc..........................................................  Delaware
Coal-Mac, Inc.(1)..............................................................  Kentucky
Mingo Logan Coal Company.......................................................  Delaware
Mountain Gem Land, Inc.........................................................  West Virginia
Mountain Gem Land No. 2, Inc...................................................  West Virginia
Mountain Mining, Inc.(2).......................................................  Delaware
Mountaineer Land Company.......................................................  Delaware
Mountaineer Land Company No. 2.................................................  Delaware
P. C. Holding, Inc.............................................................  Delaware
Saarcar Coal, Inc..............................................................  Kentucky
Tri-State Terminals, Inc.......................................................  Delaware
Tri-State Testing Co., Inc.....................................................  Delaware

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(1) Coal-Mac, Inc. has one subsidiary, which is Bebe Coal Corporation, a
Kentucky corporation.

(2) Mountain Mining, Inc. has five subsidiaries. Two are incorporated in
    Delaware: Drennen Tipple Corporation and Julian Tipple, Inc.; and three are incorporated in West Virginia: Filbeth Enterprises, Inc., Hobet Mining, Inc., and Servco, Inc. Hobet Mining, Inc. has one subsidiary: Dal-Tex Coal Corporation, a Delaware corporation. Dal-Tex Coal Corporation has two subsidiaries: Sharples Coal Corporation and Old Hickory Coal Company, both West Virginia corporations.